Exhibit 32.2

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Ryan Polk, Principal Financial Officer of Cipherloc Corporation, a Texas corporation (the “Company”), hereby certify, to my knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended December 31, 2021 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: February 14, 2022	By:	/s/ Ryan Polk
	Name:	Ryan Polk
	Title:	Chief Financial Officer
(Principal Financial/Accounting Officer)